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                                                                     EXHIBIT 2.3

                       IN THE UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                                    CASE NO.: 98-8030-CIV-HURLEY

                                                       -------------------------
                                                             FILED BY D.C.

                                                              AUG 20 1998

                                                             CARLOS JUENKE
                                                          CLERK U.S. DIST. CT.
                                                         S.D. OF FLA. - W.P.B.
                                                       -------------------------

LEONARD ROSENBLUM, J/B INVESTMENT PARTNERS, SMALL and REBECCA BARMACK, PARTNERS, BARBARA HALL, HENRY R. GRAHAM, ANNE R. GRAHAM, MARGO CORTELL, PATRICK M. RHODES, BERNICE M. HUELS, GARRETT N. VOIGHT, CLAIRE E. FULCHER, MARCELLA LEVY, RICHARD HODGSON, CITY PARTNERSHIPS, HELMAN PARSONS and CLEVA PARSONS, on behalf of themselves and all others similarly situated and derivatively on behalf of the Nominal Defendants,

      Plaintiffs,

v.

EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, EQUIS CORPORATION, a Massachusetts corporation, GDE ACQUISITION LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AFG LEASING INCORPORATED, a Massachusetts corporation, AFG LEASING IV INCORPORATED, a Massachusetts corporation, AFG LEASING VI INCORPORATED, a Massachusetts corporation, AFG AIRCRAFT MANAGEMENT CORPORATION, a Massachusetts corporation, AFG ASIT CORPORATION, a Massachusetts corporation, AF/AIP PROGRAMS LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, GARY D. ENGLE and GEOFFREY A. MACDONALD,

      Defendants,

AIRFUND I INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AIRFUND II INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 4 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 5 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 6 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 7 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 8 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN

                                                                     RECEIVED
                                                                   AUG 24 1998
                                                                 PEABODY & BROWN

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                                                    Case No.: 98-8030-CIV-HURLEY

INCOME PARTNERS III-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-B a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-C, a Massachusetts Limited Partnership, AGF INVESTMENT TRUST A, a Delaware business trust, AFG INVESTMENT TRUST B, a Delaware business trust, AFG INVESTMENT TRUST C, a Delaware business trust, AFG INVESTMENT TRUST D, a Delaware business trust,

      Nominal Defendants.

-------------------------------------------------------------/

       ORDER PRELIMINARILY APPROVING SETTLEMENT, CONDITIONALLY CERTIFYING
        SETTLEMENT CLASS AND PROVIDING FOR NOTICE OF, AND HEARING ON, THE
                              PROPOSED SETTLEMENT

      WHEREAS, the parties to the above-captioned action (the "Action"), having made application, pursuant to Fed. R. Civ. P. 23(e), for an order approving the settlement of this Action, in accordance with the Stipulation of Settlement dated July 16, 1998 (the "Stipulation"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Action ("Settlement") and for dismissal of the Action with prejudice; and the Court having read and considered the Stipulation and the exhibits annexed thereto:

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                                                    Case No.: 98-8030-CIV-HURLEY

      NOW, THEREFORE, IT IS HEREBY ORDERED:

      1. For purposes of this Preliminary Order, the Court adopts and incorporates the definitions in the Stipulation.

      2. The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein as being within the range of reasonableness and fair, just and adequate, and thus hereby conditionally certifies for settlement purposes only: (a) the Settlement Class consisting of all persons and entities who (i) owned Units of any of the RSL Partnerships as of September 30, 1996,
(ii) owned Units of any of the Operating Partnerships as of the date of this Order, and (iii) owned Interests of any of the Trusts as of September 1, 1997, and/or their successors or assigns (the "Class" or "Settlement Class" or "Class Members"); (b) the named plaintiffs -- Leonard Rosenblum, J/B Investment Partners, Small and Rebecca Barmack, Partners, Barbara Hall, Henry R. Graham, Anne R. Graham, Margo Cortell, Patrick M. Rhodes, Bernice M. Huels, Garrett N. Voight, Claire E. Fulcher, Marcella Levy, Richard Hodgson, City Partnerships, Helman Parson and Cleva Parsons ("Class Plaintiffs") -- as the representatives of the Class; and (c) counsel for the Plaintiffs ("Class Counsel") as counsel for the Class and Andrew D. Friedman, Esquire of Wechlser Harwood Halebian & Feffer, LLP ("Plaintiffs' Lead Counsel") as lead counsel for the Settlement Class.

      3. A hearing (the "Hearing") shall be held before this Court on December 11th, 1998 at 701 Clematis Street, West Palm Beach, Florida, at 3:30 p.m., in Courtroom 5, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation, including the issuance and exchange of the securities in the Exchange, is fair, reasonable and adequate and should be finally approved by the Court; whether a final judgment as provided in the Stipulation should be entered herein; and whether Class Counsel's applications(s) for attorneys' fees, awards to the Class Plaintiffs and the

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                                                    Case No.: 98-8030-CIV-HURLEY

reimbursement of out-of-pocket expenses should be granted. The Court may continue the Hearing without further notice to Class Members.

      4. The Court approves, as to form and content, the Notice of Pendency and Proposed Settlement of Class and Derivative Action (the "Notice"), annexed as Exhibit A hereto and finds that the mailing of the Notice substantially in the manner and form set forth in paragraph 4 of this Order meets the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Constitution of the United States and any other applicable law, is the best notice practicable under the circumstances, and constitutes due and sufficient notice to all persons entitled thereto.

      5. (a) Within five (5) days following review by the SEC of the Consent Solicitation Statement (said fifth day being referred to hereafter as the "Notice Date"), the Defendants shall cause a copy of the Notice, substantially in the form annexed as Exhibit A, to be mailed by mail to all Class Members who can be identified with reasonable effort from the books and records maintained by the Partnerships and Trusts and the Consent Solicitation Statement to Members of the Operating Partnership Sub-Class;

            (b) At or prior to the Hearing, Defendants' counsel shall serve and file with the Court proof, by affidavit or declaration, of such mailing; and

            (c) All reasonable costs incurred in identifying and notifying Class Members shall be paid as set forth in the Stipulation. In the event that the Settlement is not approved by the Court, or otherwise fails to become effective, Defendants shall not have any recourse against the Plaintiffs, Class Counsel or the Claims Administrator for such costs and expenses which have been incurred or advanced pursuant to the Stipulation or Court Order.

      6. Persons who may exclude themselves from the Class and who wish to do so, must do so in accordance with the instructions contained in the Notice.

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                                                    Case No.: 98-8030-CIV-HURLEY

      7. Class Members may enter an appearance in the Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Class Counsel.

      8. Pending final determination of whether the Settlement should be approved, neither the Class Plaintiffs nor any Class Member, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Defendants or the Released Parties, any action or proceeding in any court or tribunal asserting any of the Settled Claims.

      9. Pending final determination of whether the Settlement should be approved, the Class Plaintiffs and all other Class Members are barred and permanently enjoined from (i) transferring, selling, assigning, giving, pledging, hypothesizing or otherwise disposing of any Units of the Operating Partnerships to any person; (ii) granting a proxy to object to the Exchange; or
(iii) commencing a tender offer for the Units. In addition, pending final determination of whether the Settlement should be approved, the General Partners of the Operating Partnerships are enjoined from (i) recording any transfers made in violation of the Order and (ii) providing the list of investors in any Operating Partnership to any person for the purpose of conducting a tender offer.

      10. Any Member of the Settlement Class -- i.e., any member of the Class who has not requested exclusion in the manner provided above -- may appear at the Settlement Hearing and object to (a) the approval of the proposed Settlement of the Action as fair, reasonable and adequate, (b) the entrance of a final judgment, and/or (c) the applications(s) for attorneys' fees and expenses; provided, however, that no Class Member or any other person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the judgment to be entered thereto approving the same, or the attorneys' fees and expenses to Class Counsel, unless on or before fourteen (14) days prior to the Hearing, that person has served, by hand or by first-class mail, written objections and copies of any papers and briefs desired to be

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                                                    Case No.: 98-8030-CIV-HURLEY

considered by the Court, together with proof of membership in the Settlement Class, upon both Plaintiffs' Lead Counsel: Andrew Friedman, Esquire, Wechsler Harwood Halebian & Feffer, LLP, 488 Madison Avenue, New York, NY 10022; and Defendants' Counsel: Deborah L. Thaxter, Esquire, Peabody & Brown, 101 Federal Street, Boston, MA 02110, and filed said objections, papers and briefs with the Clerk of the United States District Court for the Southern District of Florida. Any Member of the Settlement Class who does not make his or her objection in the manner provided herein shall be deemed to have waived such objection, including the right to appeal, and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement as incorporated in the Stipulation and the award of attorneys' fees and expenses to Class Counsel, unless otherwise ordered by the Court.

      11. The Court reserves the right to continue the date of the Hearing and any continuation thereof without further notice to the members of the Settlement Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

      DONE AND SIGNED, in Chambers, at West Palm Beach, Palm Beach County, Florida, this 20th day of August, 1998.


                                     /s/ Daniel T.K. Hurley
                                     ----------------------------------------
                                     United States District Judge
                                          DANIEL T.K. HURLEY


Copies furnished:

To All Parties Listed on the Attached Service List

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                                  SERVICE LIST:

RICHMAN GREER WEIL BRUMBAUGH
      MIRABITO & CHRISTENSEN, PA.
Gerald F. Richman
Joseph F. Hession
Phillips Point - East Tower
777 South Flager Drive - Suite 1100
West Palm Beach, FL 33401
Telephone: (561) 803-3500
Facsimile: (561) 820-1608

PEABODY & BROWN
Deborah L. Thaxter, P.C.
Gregory P. Deschenes
101 Federal Street
Boston, MA 02110-1832
Telephone: (617) 345-1000
Facsimile: (617) 345-1300

WECHSLER HARWOOD HALEBIAN & FEFFER, LLP
Andrew D. Friedman
488 Madison Avenue, 8th Floor
New York, NY 10022
Telephone: (212) 935-7400
Facsimile: (212) 753-3630

LAW OFFICE OF VINCENT T. GRESHAM
Vincent T. Gresham
6065 Roswell Road, Suite 1445
Atlanta, GA 30328
Telephone:(770) 552-5270
Facsimile:

GILMAN AND PASTOR
Peter A. Lagorio
One Boston Place
Boston, MA 02108-4400
Telephone: (617) 589-3750
Facsimile: (617) 589-3749

BENJAMIN S. SCHWARTZ, CHARTERED
Benjamin S. Schwartz
4600 Olympic Way
Evergreen, CO 80439
Telephone: (303) 670-5941
Facsimile:

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LAW OFFICES OF LIONEL Z. GLANCY
Lionel Z. Glancy
1801 Avenue of the Stars, Suite 306
Los Angeles, CA 90067
Telephone: (310) 201-9150
Facsimile:

LERNER & PEARCE
Allan Lerner
2888 East Oakland Park Boulevard
Fort Lauderdale, FL 33306
Telephone: (954) 563-8111
Facsimile: (954) 563-8522

LAW OFFICES OF JAMES V. BASHIAN
500 Fifth Avenue, Suite 2700
New York, NY 10110

THOMAS A. HOADLEY, P.A.
310 Australian Avenue
Palm Beach, FL 33480
Telephone: (561) 792-9006
Facsimile: (561)

GOODKIND, LABATAN,
      RUDOFF & SUCHAROW, LLP
Lynda J. Grant
Robert N. Cappucci
100 Park Avenue
New York, NY 10017
Telephone: (212) 907-0700
Facsimile: (212)

LASKY & RIFKIND, LTD.
Leigh Lasky
30 North LaSalle Street, Suite 2140
Chicago, IL 60602
Telephone: (312) 759-7670
Facsimile: (312)

HAROLD B. OBSTFELD, P.C.
Harold B. Obstfeld
260 Madison Avenue
New York, NY 10116
Telephone: (212) 696-1212
Facsimile: (212)

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